Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 21, 2015 and April 12, 2016, relating to the combined financial statements of PRN Group, incorporated by reference in the Registration Statement (Post-Effective Amendment No. 4 to Form S-3 No. 333-221792) and related Prospectus of Cision, Ltd. for the registration of 76,072,236 shares of its common stock.

/s/ Ernst & Young LLP

Iselin, NJ

August 13, 2018